EXHIBIT 10 (n)

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of October 29, 2004

between

FLORIDA PUBLIC UTILITIES COMPANY

and

BANK OF AMERICA, N.A.

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1

Section 1.01.

Certain Defined Terms

1

Section 1.02.

Computation of Time Periods

4

Section 1.03.

Accounting Terms

4

Section 1.04.

Other Terms

4

ARTICLE II

TERMS OF THE LOAN

4

Section 2.01.

Terms of the Loan.

4

Section 2.02.

Payments and Computations.

6

Section 2.03.

Evidence of Debt

6

Section 2.04.

Obligations Absolute

7

ARTICLE III

CONDITIONS OF MAKING LOAN

7

Section 3.01.

Conditions Precedent to the Making of the Loan

7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

8

Section 4.01.

Representations and Warranties of the Company

8

ARTICLE V

COVENANTS OF THE COMPANY

10

Section 5.01.

Affirmative Covenants

10

Section 5.02.

Negative Covenants

14

Section 5.03.

Automatic Payment Procedure

15

ARTICLE VI

EVENTS OF DEFAULT

16

Section 6.01.

Events of Default

16

Section 6.02.

Rights Upon an Event of Default

17

Section 6.03.

No Remedy Exclusive

17

ARTICLE VII

MISCELLANEOUS

18

Section 7.01.

Amendments, Etc

18

Section 7.02.

Notices

18

Section 7.03.

No Waiver

18

Section 7.04.

Right of Set-off

18

Section 7.05.

Costs, Expenses and Taxes

18

Section 7.06.

Binding Effect

19

Section 7.07.

Severability

19

Section 7.08.

Headings

19

Section 7.09.

Prior Agreements Superseded

19

Section 7.10.

Counterparts

19

Section 7.11.

Governing Law

19

Section 7.12.

Arbitration and Waiver of Jury Trial.

19

AMENDED AND RESTATED LOAN AGREEMENT

This AMENDED AND RESTATED LOAN AGREEMENT (this "Loan Agreement") is dated as of October 29, 2004, is between FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation (the "Company") and BANK OF AMERICA, N.A., a national banking association (the "Lender"), and amends and restates in its entirety that certain Loan Agreement, dated April 21, 2003, between the Company and the Lender, as heretofore amended and supplemented.

RECITALS:

The Company has requested, and the Lender has agreed, that the Lender will establish a  revolving line of credit for the Company in the principal amount of up to $20,000,000 (the "Loan"), which will be evidenced by a promissory note made by the Company to the order of the Lender (the "Promissory Note").

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and in order to induce the Lender to make the Loan, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.

Certain Defined Terms.  As used in this Loan Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Advance" means a disbursement of Loan funds made, or to be made, to the Company under the terms and conditions of Section 2.02 of this Loan Agreement.

"Availability" is defined in Section 2.01(a) of this Loan Agreement.

"Business Day"  means a day other than (a) a Saturday or Sunday or (b) a day on which the Lender is lawfully closed.

"Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time, including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

"Closing Date" means October 29, 2004.

"Default Rate" means the maximum rate permitted by law.

"Environmental Laws" means and includes each and every federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials, as now or at any time hereafter in effect.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

"Event of Default" has the meaning assigned to that term in Section 6.01 of this Loan Agreement.

"Generally Accepted Accounting Principles" or "GAAP" means those principles of accounting set forth in statements of the Financial Accounting Standards Board or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

"Governmental Authority" any domestic or foreign, federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of them.

"Hazardous Materials" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) or subject to regulation under any applicable laws.

"Indebtedness" means all items which would, in conformity with Generally Accepted Accounting Principles, be classified as liabilities on a balance sheet (excluding trade payables incurred in the ordinary course of business) as of the date such determination of indebtedness is made and in any event including (without duplication):

(a)

all indebtedness for money borrowed;

(b)

all liabilities guaranteed or assumed, directly or indirectly, in any manner, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted thereby with recourse;

(c)

the face amount of all letters of credit issued for the account of an entity and, without duplication, all drafts drawn thereunder;

(d)

all indebtedness in effect guaranteed, directly or indirectly, whether through an agreement, contingent or otherwise, to purchase or repurchase such indebtedness or to purchase, sell or lease (as lessee or lessor) any property or services primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or to advance or supply funds to or to invest in any other manner in the debtor, whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such debtor to maintain a minimum working capital or net worth, or otherwise (but excluding endorsements for collection or deposit in the ordinary course of business);

(e)

all liabilities secured by any lien on any property, to the extent attributable to such Person’s interest in such property, even though such person has not assumed or become liable for the payment thereof; and

(f)

obligations under Capital Leases.

"Interest Rate Protection Agreement" means any and all interest rate swap agreements, interest cap agreements, interest rate collar agreements, exchange agreements, forward currency exchange agreements, forward rate currency or interest rate options, foreign currency hedge, or any similar agreements or arrangements entered into by the Company and the Lender in connection with the Promissory Note to hedge the risk of variable interest rate volatility or fluctuations of interest rates, as such agreements or arrangements may be modified, supplemented, and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations, or assignments of any of the foregoing.

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"Loan" has the meaning assigned to such term in the recitals hereto.

"Loan Agreement" means this Loan Agreement and any amendments or supplements hereto.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

"Obligations" means any and all of the indebtedness, liabilities, covenants, promises, agreements, terms, conditions, and other obligations of every nature whatsoever, whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, of the Company to the Lender, evidenced by, secured by, under and as set forth in this Loan Agreement, the Promissory Note or the other Related Documents, together with all expenses, attorneys' fees, paralegals' fees and legal assistants' fees incurred by Lender in the preparation, execution, perfection or enforcement of any document relating to any of the foregoing, and including, without limitation, all of the indebtedness, liabilities, covenants, promises, agreements, terms, conditions and other obligations of any nature whatsoever, whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, of the Company to the Lender under any Interest Rate Protection Agreement, including, but not limited to, any and all unpaid accrued payments due the Lender, under any Interest Rate Protection Agreement, the present value of future benefits lost by the Lender's nonreceipt of future payments in excess of corresponding future liabilities under any Interest Rate Protection Agreement, and the costs of collection of all such amounts.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

"Person" means any individual, joint venture, corporation, company, voluntary association, partnership, limited liability company, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

"Permitted Encumbrances" means and includes

(i)

liens for taxes, assessments and other governmental charges due but not yet payable;

(ii)

landlord’s, warehouseman’s, carrier’s, worker’s, vendor’s, mechanic’s and materialmen’s liens and similar liens incurred in the ordinary course of business remaining undischarged for not longer than 60 days from the filing thereof;

(iii)

attachments remaining undischarged for not longer than 60 days from the making thereof;

(iv)

liens in respect of pledges or deposits under worker’s compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation;

(v)

Capital Leases permitted by Section 5.02(c)(iii) and with respect to property (A) not previously owned by the Company and (B) not otherwise acquired in whole or in part with the proceeds of the Promissory Note;

(vi)

purchase money security interests in property of the Company which property was not acquired in whole or in part with the proceeds of the Promissory Note and securing Indebtedness permitted by Section 5.02(c)(iii);

(vii)

liens in respect to that certain Indenture of Mortgage and Deed of Trust dated as of September 1, 1942; and

1

(viii)

any matter consented to in writing by the Lender.

"Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Company and covered by Title IV of ERISA.

"Plan Termination Event" means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Company from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

"Promissory Note" means the Revolving Promissory Note, dated of even date herewith, made by the Company payable to the order of the Lender in the maximum principal amount of $20,000,000, and all renewals, extensions and modifications of the same.

"Related Documents" is defined in Section 2.04 hereof.

Section 1.02.

Computation of Time Periods.  In this Loan Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

Section 1.03.

Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistently applied, except as otherwise stated herein.

Section 1.04.

Other Terms.  All capitalized terms used herein to the extent not otherwise defined shall have the meanings given to them in the Related Documents.

ARTICLE II

TERMS OF THE LOAN

Section 2.01.

Terms of the Loan.

1

(a)

Establishment of Line of Credit.  On the Closing Date, and upon fulfillment of the applicable conditions set forth herein, the Lender shall establish in favor of the Company a revolving line of credit (the "Revolving Line of Credit") in the amount of the Availability. The Company shall be entitled to borrow, repay and reborrow funds from the Lender in accordance with the terms hereof so long as the total principal amount owed to the Lender under the Revolving Line of Credit does not exceed the Availability.  This indebtedness shall be evidenced by a Revolving Promissory Note (as amended, extended or renewed from time to time, the "Promissory Note") of even date herewith executed by the Company in favor of the Lender in the principal amount of up to $20,000,000.  The Promissory Note shall bear interest at the rate set forth therein and shall be payable as set forth therein.  Any obligation of Lender to make Advances under the Revolving Line of Credit shall terminate on June 30, 2007, or such earlier or later date as set forth therein (the "Expiration Date").  The Lender shall not in any event be required to make an Advance during the continuance of an Event of Default or if any change in the financial condition of the Company occurs which, in the Lender's  discretion, is material and adverse.

The Availability as of the Closing Date shall be $12,000,000.00. Provided no Event of Default exists, and provided there has been no change in the financial condition of the Company since the Closing Date which in the Lender's discretion is material and adverse, at any time prior to the Expiration Date or Reduction Date (hereinafter defined) the Company may increase the Availability to $15,000,000.00 by providing not less than 30 days' prior written notice to the Lender, requesting the increase and specifying the effective date thereof.  Provided no Event of Default exists, and provided there has been no change in the financial condition of the Company since the Closing Date which in the Lender's discretion is material and adverse, at any time prior to the Expiration Date or Reduction Date the Company may increase the Availability to $20,000,000.00 by providing not less than 30 days' prior written notice to the Lender, requesting the increase and specifying the effective date thereof. At any time the Company may reduce the Availability in increments of $1,000,000.00 by providing not less than 30 days' prior written notice to the Lender, requesting the decrease and specifying the effective date thereof (the date of the first such decrease being referred to herein as the "Reduction Date").

(b)

Procedures for Advances.  The Company may request Advances by drawing checks on a deposit account which is linked to the Promissory Note in accordance with a cash management system which is mutually satisfactory to the parties.   The Lender will make each requested Advance available to the Company not later than the close of business on the Business Day following the day of the request by crediting the Company’s account maintained with the Lender in the amount of the Advance if as of such time all conditions and prerequisites to the Advance set forth herein or in any other related documents have been satisfied.  Lender, at its option, may set a cut-off time, after which all requests for Advances will be treated as having been requested on the next Business Day.  No more than 20 Advances will be made in any month and no Advance will be made for less than $10,000.00.

(c)

Persons Authorized to Request Advances.  The following persons are authorized to request Advances until Lender receives from Company, at Lender's address specified in or pursuant to Section 7.02, written notice of revocation of their authority: George Bachman, CFO, John English, CEO, Charles Stein, EVP and Cheryl Martin, Controller  jointly and severally, provided, that the Company may authorize other individuals to request Advances by timely written notification to the Lender.

(d)

Fees for Revolving Line of Credit.  The Company shall pay the Lender a fee in the amount of 0.25% per annum of the average daily unused amount of the Availability (that is, the Availability less the principal amount of all Advances outstanding) of the Revolving Line of Credit, payable quarterly in arrears, as of and within 15 days after the 21st day of each January, April, July and October, commencing October 21, 2004, and on the termination or expiration of the Revolving Line of Credit.

In addition, the Company shall pay the Lender a nonrefundable fee of in the amount of 0.10% of the Availability on June 30, 2005 and on each June 30 thereafter, to but not including the maturity date of the Promissory Note. At the time of any increase in the Availability pursuant to Section 2.01(a), the Company shall pay the Lender a nonrefundable fee in the amount of 0.10% of the amount of the increase, divided by 365 days and multiplied by the number of days from and including the effective date of the increase to but not including the next June 30.

1

(e)

Letter of Credit Facility.  The Lender hereby establishes in addition to the Revolving Line of Credit a letter of credit facility for the issuance of letters of credit for the Company’s account. The Company may obtain letters of credit from time to time for such purposes as the Company may require in the ordinary course of business.  The aggregate Outstanding Letter of Credit Amount shall not at any time exceed $500,000 without the prior written consent of the Lender.  For purposes of this Loan Agreement, the “Outstanding Letter of Credit Amount” shall include (a) amounts available for draws under outstanding letters of credit (whether or not such draws are subject to satisfaction of prior conditions); and (b) the amount of any draws under letters of credit for which the Lender has not received reimbursement.  The Company shall request letters of credit by giving the Lender written notice of each request at least five business days prior to the issuance of the letter of credit.  The Company shall, with such request, complete an application in form acceptable to the Lender and execute or otherwise agree to such terms, conditions and reimbursement agreements (each, an “LC Reimbursement Agreement”) concerning the Letter of Credit as the Lender may require.  No letter of credit shall be issued which could be drawn on (i) more than one year after the issuance thereof or (ii) on or after June 30, 2007.  In the event of a draw on the letter of credit, the Lender may at its option obtain an Advance under the Revolving Line of Credit (without further notice to or consent of the Company) to reimburse the Lender for such draw.  If the Lender elects not to obtain an Advance under the Revolving Line of Credit or if credit in the amount of the draw is not available under the Revolving Line of Credit, the Company shall immediately upon demand reimburse the Lender for the amount of the draw together with interest thereon and such other amounts as may be due under any applicable LC Reimbursement Agreement.  The Lender shall not in any event be required to issue a letter of credit during the continuance of an Event of Default.  The Company shall pay the Lender such issuance, amendment, draw and other fees with respect to letters of credit as the Lender may from time to time establish Any and all amounts due from the Company to the Lender under any LC Reimbursement Agreement shall constitute part of the Obligations hereunder.

Section 2.02.

Payments and Computations.  The Company shall make each payment due to the Lender hereunder and under the Promissory Note not later than 2:00 p.m. (New York City time), on the day when due in lawful money of the United States of America to the Lender at its address referred to in Section 7.02 hereof or such other place as may be designated by the Lender to the Company in same day funds.  The Company hereby authorizes the Lender, if and to the extent payment is not made when due hereunder, to charge from time to time against any of the Company’s accounts with the Lender any amount so due.  Computations of any interest, fees or commissions hereunder shall be made by the Lender on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) elapsed.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be.

Section 2.03.

Evidence of Debt.  The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company resulting from each Advance under the Loan made from time to time and the amounts of principal, interest and fees payable and paid from time to time.  In any legal action or proceeding in respect of this Loan Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded, absent manifest error.

Section 2.04.

Obligations Absolute.  The payment obligations of the Company under this Loan Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Loan Agreement under all circumstances, including, without limitation, the following circumstances:

(i)

any lack of validity or enforceability of any Interest Rate Protection Agreement, the Promissory Note or any other agreement or instrument relating thereto (collectively, the "Related Documents"); or

(ii)

any amendment or waiver of or any consent to departure from all or any of the Related Documents (unless consented to in writing by the Lender).

1

ARTICLE III

CONDITIONS OF MAKING LOAN

Section 3.01.

Conditions Precedent to the Making of the Loan.  The obligation of the Lender to make the Loan is subject to the condition precedent that the Lender shall have received on or before the Closing Date the following, each dated such date, in form and substance satisfactory to the Lender:

(a)

Company Organization Documents.  (i) A copy of the articles of incorporation of the Company, certified as of a date no earlier than 30 days prior to the Closing Date by the Secretary of State of the State of Florida; (ii) a certificate of the Secretary of State of Florida dated no earlier than 10 days prior to the Closing Date as to the good standing of the Company in the State of Florida; and (iii) a copy of the Bylaws of the Company and of the resolution(s) of the Company evidencing authorization and approval of this Loan Agreement and any Related Document to which the Company is a party and the transactions contemplated thereby, certified by an authorized officer of the Company (which certificate shall state that such resolution(s) and Bylaws are in full force and effect on the Closing Date).

(b)

Company Certificate.  A certificate of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Loan Agreement, the Related Documents to be executed by the Company and the other documents contemplated hereby and thereby.

(c)

Documents.  An executed original counterpart of this Loan Agreement and the Promissory Note.

(d)

Fees Payable: Evidence of payment by the Company to i) to the Lender, of such fees, costs and expenses as may then be payable under the terms hereof, and (ii)  counsel to the Lender of their fees in the amount of $3,500 incurred in connection with this transaction, plus such counsel’s out-of-pocket expenses.

(f)

Insurance:  Evidence of the insurance required by Section 5.01(g) hereof.

(g)

Company Counsel Opinion.  An opinion of Akerman Senterfitt & Eidson, as counsel to the Company.

(h)

Other Documents:  Such other documents, instruments, approvals (and, if requested by the Lender, certified duplicates of executed copies thereof) or opinions as the Lender may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.

Representations and Warranties of the Company.  The Company represents and warrants to the Lender as follows:

1

(a)

The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida.  The Company has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver and perform all of its obligations under this Loan Agreement and each of the Related Documents to which it is a party.  The Company is duly qualified to do business in every other jurisdiction in which the nature of its business makes such qualification necessary and is in good standing in such jurisdictions, except where the failure to qualify would not have a material adverse effect on its business.

(b)

The execution, delivery and performance by the Company of this Loan Agreement and the Related Documents to which it is a party are within the Company’s powers, have been duly authorized by all necessary action, and do not contravene (i) any provision of the Articles of Incorporation or Bylaws of the Company, (ii) any law, rule or regulation applicable to the Company or its properties or (iii) any agreement or contractual restriction binding on or affecting the Company or any of its properties, and do not result in or require or cause the creation of any lien, security interest or other charge or encumbrance (except as provided in or contemplated by this Loan Agreement) upon or with respect to any of its properties.

(c)

No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Loan Agreement or any Related Document, except as have been duly obtained or made and are in full force and effect.

(d)

This Loan Agreement is, and each of the other Related Documents to which the Company is a party when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

(e)

There is no pending or, to the best knowledge of the Company, threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company which may materially adversely affect the financial condition or operations of the Company or the ability of the Company to perform its obligations hereunder or under any of the Related Documents or which purports to affect the legality, validity or enforceability of this Loan Agreement or any Related Document.

(f)

The Company's financial statements which have been furnished to the Lender present fairly the financial condition of the Company as of the date thereof and for the period covered therein.  The Company has no material liabilities, contingent or otherwise, including material liabilities for taxes, not disclosed by or reserved against in the financial statements referred to above or in the notes thereto, and at the present time there are no material unrealized or anticipated losses from any commitments of the Company except as have been disclosed to the Lender in writing.  Said financial statements were prepared in accordance with Generally Accepted Accounting Principles.  Since the date of such financial statements there has been no material adverse change in the financial condition, properties or operations of the Company.

(g)

The Company has filed all tax returns which are required to be filed by it and has paid all taxes lawfully required to be paid by the Company.  The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges are adequate.  No controversy in respect of additional taxes, state, Federal or foreign, of the Company is pending, or, to the knowledge of the Company, threatened.

(h)

The Company has no Indebtedness, except as shown in the financial statements referred to in Section 4.01(f) hereof.

(i)

The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Section 4.01(f) hereof, except for such assets as have been disposed of since the date of said financial statements in the ordinary course of business or as are no longer useful in the conduct of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except for Permitted Encumbrances and as described in such financial statements.

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(j)

The Company has not guaranteed any obligations of others and is not, to the best of the Company’s knowledge, contingently liable in any manner, direct or indirect, except as disclosed in the financial statements and notes thereto described in Section 4.01(f) hereof.

(k)

The Company is not a party to nor is it bound by any contract, agreement or other restrictions which materially and adversely affects the business, properties or condition, financial or otherwise, of the Company.

(l)

The Company owns, possesses, or has the right to use all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, know how and confidential commercial and proprietary information necessary to conduct its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, copyright or other proprietary right of any other Person.

(m)

Except as has been disclosed to Lender in writing, the Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it may be bound, the effect of which default would allow any Person to cause such obligation under the agreement or instrument to become due prior to its stated maturity.

(n)

The Company is in compliance with all applicable laws, rules, regulations and orders of any governmental or regulatory authority, the non-compliance with which would materially and adversely affect its business or credit or ability to satisfy its obligations hereunder or under the related documents.

(o)

Neither this Loan Agreement or any Related Documents to which the Company is a party, nor any reports, schedules, certificates, agreements or instruments heretofore or simultaneously with the execution of this Loan Agreement delivered to the Lender by or on behalf of the Company, contains any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make this Loan Agreement or any such other document, agreement, report, schedule, certificate or instrument not misleading.

(p)

Except in compliance with all Environmental Laws or as provided on Schedule A attached hereto, (i) the Company is not engaged in the business of transporting any Hazardous Materials; (ii) the Company does not own, lease, use or occupy any facility which, to the best knowledge of the Company, has ever been used to treat, store or dispose of any Hazardous Materials; and (iii) the Company is not now, nor has it ever been, engaged in any activities that constitute spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, dumping or disposing of any Hazardous Materials, in any case that would have a material adverse effect on the financial condition of the Company.

(q)

Except as otherwise identified on Exhibit A, (i) the Company is in material compliance with all Environmental Laws, and there is not now pending, or, to the best knowledge of the Company, threatened, any action, suit, investigation or proceeding against the Company or its property seeking to enforce any right or remedy under any of the Environmental Laws; and (ii) neither the Company nor any of its property has ever been subject to or regulated by any judicial or administrative order, judgment, decree or injunction as the result of violations or asserted violations of any of the Environmental Laws.

(r)

The Company is now, and after each of the funding of the Loan will be, solvent.

(s)

The Company has all required approvals of all Governmental Authorities for the Company to operate its properties in the manner currently being operated.

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(t)

The Company has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the PBGC established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by the Company and no Reportable Event (as defined in ERISA) has occurred or is occurring.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01.

Affirmative Covenants.  So long as the Promissory Note shall be outstanding, or the Company shall have any obligation to pay any amount to the Lender hereunder or thereunder, the Company will, unless the Lender shall otherwise consent in writing:

(a)

Preservation of Existence, Etc.  (i) Preserve and maintain its existence as a Florida corporation and all rights, privileges and franchises necessary and desirable in the normal conduct of its business and in the performance of its obligations under this Loan Agreement and the Related Documents and not dissolve or otherwise discontinue its existence or operations and (ii) take no action or suffer any actions to be taken by others which will alter, change or destroy its status as a Florida corporation.

(b)

Compliance with Laws.  Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental or regulatory authority, non-compliance with which would materially adversely affect its business or credit or  ability to satisfy its obligations hereunder or under the Related Documents.

(c)

Payment of Taxes, Etc.  Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings, and, if requested by Lender, reserves with respect thereto acceptable to the Lender shall be maintained; provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

(d)

Inspection Rights.  At any reasonable time and from time to time during usual business hours and upon prior notice, permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and discuss the affairs, finances and accounts of the Company with any of its officers.

(e)

Keeping of Books.  Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with Generally Accepted Accounting Principles.

(f)

Maintenance of Properties.  Maintain and preserve all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

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(g)

Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such form and amounts and covering such risks, including casualty and business interruption, as is acceptable to the Lender.

(h)

Performance and Compliance with Other Covenants.  Perform and comply in all material respects with each of the covenants, as in effect on the Closing Date or as such covenants may thereafter be amended or supplemented, set forth in the Related Documents.

(i)

Reporting Requirements.  Furnish to the Lender the following:

(1)

as soon as possible and in any event within 15 days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and which is continuing on the date of such statement, a statement of an executive officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

(2)

within 60 days of the period’s end, a copy of the Company's Quarterly Report on Form 10Q filed with the United States Securities and Exchange Commission ("SEC") and, if not included therein, the Company's quarterly financial statements including an income statement presented on a rolling four-quarter basis, in each case dated and certified as having been prepared in accordance with GAAP and as accurately reflecting the financial condition of the Company for the period reported upon by an authorized financial officer of the Company.  These financial statements may be Company prepared;

(3)

within 120 days of the Company's fiscal year end, the Company's Annual Report on Form 10K filed with the SEC, and, if not included therein, annual financial statements, dated and certified as having been prepared in accordance with GAAP and as accurately reflecting the financial condition of the Company for the period reported upon by an authorized financial officer of the Company.  These financial statements must be audited (with an unqualified opinion) by a certified public accountant acceptable to the Lender;

(4)

together with each delivery of financial statements required by clauses (2) and (3)above, a certificate of the chief financial officer of the Company containing computations demonstrating compliance and certifying that to the best of his or her knowledge the Company has complied in all material respects with all of the terms, covenants and conditions contained in Section 5.01(k) and (l)  of this Loan Agreement or, if the Company has not so complied, specifying the nature and extent of such failure;

(5)

promptly upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent to or received by Company to or from Company's auditor, or, if no management letter is prepared, a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter;

(6)

promptly upon any change of the Company’s independent public accountants, notification thereof and such further information as the Lender may reasonably request concerning the resignation,  refusal to stand for reappointment or dismissal of such accountants;

(7)

promptly upon becoming aware thereof, written notice of any material adverse change in the financial condition, business or operations of the Company;

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(8)

promptly upon becoming aware thereof, written notice of any actual or contingent liabilities (other than trade payables incurred in the ordinary course of business) of the Company which might, in the reasonable judgment of the Company, result in a material adverse effect on the business, operations or financial condition of the Company or the ability of the Company to perform its obligations under this Loan Agreement or any of the Related Documents;

(9)

promptly upon becoming aware thereof, written notice of the commencement or existence of any investigation or proceeding into or against the Company by or before any court or governmental agency which might, in the reasonable judgment of the Company, result in a material adverse effect on the business, operations or financial condition of the Company or the ability of the Company to perform its obligations under this Loan Agreement or any of the Related Documents and, if requested by the Lender, the Company shall establish and maintain reserves with respect thereto reasonably acceptable to the Lender;

(10)

promptly upon becoming aware thereof, written notice of any Plan Termination Event or any event or action which would result in the Company’s complete withdrawal, partial withdrawal or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan, together with a statement of the chief financial officer of the Company describing the event or the action taken and the reasons therefor; and

(11)

such other information respecting the business, properties, condition or operations, financial or otherwise, of the Company as the Lender may from time to time reasonably request.

(j)

Payment of Obligations.  Pay when due all of its obligations and liabilities, except where the same (other than Indebtedness and judgments) are being contested in good faith by appropriate proceedings diligently prosecuted and for which appropriate reserves for the accrual of same satisfactory to the Lender are maintained.

(k)

Total Liabilities to Tangible Net Worth Ratio.  Maintain as at the end of each fiscal year a ratio of Total Liabilities (excluding the non-current portion of  Subordinated Liabilities) to Tangible Net Worth of (i) at December 31, 2003, of not exceeding 4.50:1.00, (ii) at December 31, 2004, of not exceeding 4.25:1.00, and (iii) after December 31, 2004, of not exceeding 4.00:1.00.

"Total Liabilities" means the sum of current liabilities plus long term liabilities.

"Tangible Net Worth" means the value of the Company's total assets (including leaseholds and leasehold improvements and reserves against assets, but excluding good will, patents, trademarks, tradenames, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expense and other like intangibles, and moneys due from affiliates, officers, directors, employees, shareholders, members or managers of the Company) less Total Liabilities, including but not limited to deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

"Subordinated Liabilities" means liabilities subordinated to the Company's obligations to the Lender in a manner acceptable to the Lender in its sole discretion.

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(l)

Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio of at least 1.25:1.00.This ratio will be calculated at the end of each quarterly accounting period in the Company's fiscal year using the results of the 12 month period ending with that reporting period.

"Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) net income after income taxes, plus depreciation and amortization, plus interest expense, plus rent/lease expense, plus/minus the change in the value of any Interest Rate Protection Agreement to (ii) current maturities of long term debt and Capital Lease obligations, plus interest expense, plus rent/lease expense. Current maturities of long-term debt and Capital Lease obligations shall be determined as of the last day prior to the commencement of the twelve month period for which the Fixed Charge Coverage Ratio is being measured.

(m)

Further Assurances.  Upon the request of the Lender, duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Lender to carry out more effectively the provisions and purposes of this Loan Agreement and the Related Documents.

(n)

Operating Accounts; Treasury Management Services.  Maintain its operating bank accounts and its treasury management services relationship with the Lender.

(o)

Environmental Indemnity.  (i) Indemnify the Lender and hold the Lender harmless from and against any and all losses, liabilities, judgments, damages, penalties, fines, liens, suits, injuries, costs (including cleanup costs), expenses (including attorney’s, consultants’ or experts’ fees and expenses) and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against the Lender for, with respect to, or as a direct or indirect result of, (A) the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, disposal or release from, the property of the Company any Hazardous Materials, (B) claims asserted or arising under any Environmental Laws, or (C) any representation or warranty by the Company contained in Section 4.01(p) or (q) herein being false or untrue in any material respect; and the indemnity obligations of the Company under this Section 5.01(o) shall survive the termination of this Loan Agreement; and

(ii)

If the Company receives any notice of (A) the happening of any event involving the release or uncontained presence of any Hazardous Materials (a “Hazardous Discharge”) affecting the Company or any portion of the property of the Company of which would require remediation or payment of response costs or (B) any complaint, order, citation or notice with regard to air emissions or any other environmental, health or safety matter affecting the Company or any portion of the property of the Company (an “Environmental Complaint”) from any Person, including, without limitation, the United States Environmental Protection Agency (“EPA”) or any agency, department or authority of the any state, give, within 7 Business Days, oral and written notice of same to the Lender.

(p)

ERISA.  Comply with all requirements of ERISA applicable to it and furnish to the

Lender as soon as possible and in any event within 30 days after the Company or duly appointed administrator of a Plan (as defined in ERISA) knows or has reason to know that any Reportable Event (as defined in ERISA) with respect to any Plan has occurred, a statement of the chief financial officer of the Company describing in reasonable detail such Reportable Event and any action which the Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if such filing has been authorized.

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Section 5.02.

Negative Covenants.  So long as the Promissory Note shall be outstanding or the Company shall have any obligation to pay any amount to the Lender hereunder, the Company will not, without the prior written consent of the Lender:

(a)

Change in Business.  Enter into any business which is materially different from and/or not connected with the business in which it is engaged on the Closing Date.

(b)

Consolidation, Merger, Sale of Assets.  Transfer, sell, assign or otherwise dispose of all or substantially all of its assets or consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it unless  it is the survivor and no Event of Default hereunder will exist or occur after giving effect to such transaction. The Company shall not acquire all or substantially all of the assets, or all of or a controlling interest in the stock, partnership interests, membership interests or other ownership interest of another entity for a price of more than $1,500,000.00 without providing the Lender with at least 10 days' prior written notice, and without the written consent of the Lender which consent shall not be unreasonably withheld.

(c)

Indebtedness.  Without Lender's prior written consent, incur, create, guarantee, assume or permit to exist (i) any interest rate swap, cap collar or similar arrangement, except with respect to, and with a notional amount not in excess of, Indebtedness permitted under clause (ii), or (ii) any Indebtedness outstanding at any time in a principal amount of more than $1,000,000.00.

(d)

Loans.  Lend or advance money, credit or property to any Person  except for trade credit extended in the ordinary course of the Company’s business.

(e)

Limitations on Liens.  Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any of its property except liens in favor of the Lender and Permitted Encumbrances. This provision shall not apply to restrictions placed upon funds received by the Company from a Governmental Authority which funds are required to be used by the Company for environmental clean-up.

(f)

Dividends, Redemptions and Other Payments.  If an Event of Default described in Section 6.01, other than Section 6.01(b) or (d), shall have occurred and be continuing or if such action would cause the Company to fail to be in compliance with the provisions of this Loan Agreement, (i) declare or pay any dividends or other equity distributions (other than dividends payable solely in common stock of the Company) on any shares of stock or membership interest of any class of the Company now or hereafter outstanding, (ii) purchase, redeem or otherwise retire any such shares or interests, or apply or set apart any of its assets therefor or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or interests or (iii) agree to do any of the foregoing.

(g)

Insider Transactions.  Directly or indirectly purchase, acquire or lease any property or asset from, or purchase, sell, dispose of, exchange or lease any property or assets to, or render service to, or otherwise deal with, in the ordinary course of business or otherwise, any affiliate, except pursuant to reasonable requirements and upon fair and reasonable terms and conditions not less favorable to the Company than if it were a comparable arm’s length transaction and no such relationship existed.

(h)

Guarantee.  Guarantee, assume, endorse or otherwise become or remain liable in connection with the obligations of any other Person (including obligations of such Persons arising from working capital maintenance agreements), other than:

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(i)

the endorsement of negotiable instruments in the ordinary course of business for deposit or collection; and

(ii)

such guaranties and other contingent liabilities currently existing as disclosed in the financial statements delivered pursuant to Section 4.01(f) of this Loan Agreement.

(i)

Sales of Assets.  Except as otherwise permitted or required hereby, sell, lease, transfer or otherwise dispose of any of its assets, except for the sale of inventory and other assets in the ordinary course of business and disposition of obsolete equipment and except for transfers which do not, individually or in the aggregate materially and adversely affect the ability of the Company to comply with the provisions hereof or of the Related Documents.

(j)

Change in Name for Form of Entity.  Changed or permit any change in, the name of the Company or the form in or name under which it is currently doing business.

Section 5.03.

Automatic Payment Procedure. The Company has elected to authorize the Lender to effect payment of interest due hereunder or under the Promissory Note by means of debiting the Company's account with Lender number 5488080210.  This authorization shall not affect the obligations of the Company to pay such sums when due without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof or if the Lender fails to debit the account.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01.

Events of Default.  The occurrence of any of the following events shall be an "Event of Default" hereunder:

(a)

The Company shall fail to pay any amount payable hereunder or under any of the Related Documents on the date when due (after giving effect to applicable grace periods); or

(b)

Any representation, warranty, certification or statement made by the Company herein or by the Company in connection with this Loan Agreement, any of the Related Documents or in any writing furnished by or on behalf of the Company shall prove to have been false, misleading or incomplete in any material respect on the date as of which made; or

(c)

The Company shall fail to perform or observe the provisions of Section 5.01(i), (k) or (l) or Section 5.02 of this Loan Agreement; or

(d)

The Company shall fail to perform or observe any other term, covenant or agreement contained in this Loan Agreement, other than as specifically addressed elsewhere in this Section 6.01,  on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Lender; or

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(e)

The Company shall fail to pay any Indebtedness or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default or event under any agreement or instrument relating to any such Indebtedness shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration, of the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof; or

(f)

Liquidation or dissolution of the Company or suspension of the business of the Company or filing by the Company of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Law, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of the Company indicating its consent to, approval of, or acquiescence in any such petition or proceeding; the application by the Company for, or the appointment by or with the consent or acquiescence of the Company of, a receiver, a trustee or a custodian for the Company; the application by the Company for, or the consent to or acquiescence of the Company in, an assignment for the benefit of creditors; or the inability of the Company or the admission by the Company in writing of its inability to pay its debts as they mature; or

(g)

Filing of an involuntary petition against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Company or for all or a substantial part of its property; the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company and the continuance of any of such events for 60 days undismissed, undischarged or unstayed; or

(h)

Any provision of this Loan Agreement or any Related Documents, including any security interest created thereby, shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any or further liability or obligation under this Loan Agreement or any Related Documents; or

(i)

a final non-appealable or order shall be rendered against the Company for the  payment of money not covered by insurance in excess of $500,000.00 and such judgment or order shall continue unsatisfied or unstayed for a period of more than 30 days.

Section 6.02.

Rights Upon an Event of Default.  Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Lender or cured to the satisfaction of the Lender, the Lender shall be entitled to take any of the following actions without prejudice to the rights of the Lender to enforce its claims against the Company, except as otherwise specifically provided for herein:

(a)

Acceleration of Obligations.  Declare the outstanding amount of the Promissory Note and any and all other indebtedness or obligations of any and every kind owing by the Company to the Lender hereunder to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

(b)

Enforcement of Rights.  Enforce any and all rights and interests created and existing hereunder or under any of the other Related Documents and all rights of set-off.

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(c)

Required Financial Information.  In addition to all other rights and remedies the Lender has, should the Company fail to timely provide or cause to be provided the information required by Section 5.01(i)(2), (3) or (4), hereof, the Company will, at the Lender's option, pay on demand the Lender a late fee in an amount set by the Lender.  The imposition and/or payment of a late fee shall not constitute a waiver of the Lender's rights with respect to the default.

Section 6.03.

No Remedy Exclusive.  No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Loan Agreement or the other Related Documents, or now or hereafter existing at law or in equity or by statute.

ARTICLE VII

MISCELLANEOUS

Section 7.01.

Amendments, Etc.  No amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02.

Notices.  All notices and other communications provided for hereunder shall be in writing (including required copies) and sent by telefacsimile, receipted hand delivery (including Federal Express or other receipted courier service), telex or certified or regular mail, at the following addresses, or, as to each party at such other address as shall be designated by such party in a written notice to other party.

To the Company:

George Bachman, CFO

Florida Public Utilities Company

401 South Dixie Highway

West Palm Beach, FL 33401

Telefacsimile:

To the Lender:

Bank of America, N.A.

Jacksonville, CLSC

Attn:  Notice Desk

9000 Southside Boulevard

3rd Floor

Jacksonville, Florida  32256

Telefacsimile:904-987-3408

Section 7.03.

No Waiver.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

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Section 7.04.

Right of Set-off.  (a) Upon the occurrence of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now and hereafter existing under this Loan Agreement and the Promissory Note, irrespective of whether or not the Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured.

(b)

The Lender agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 7.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

Section 7.05.

Costs, Expenses and Taxes.  The Company agrees to pay immediately when due all reasonable costs and expenses in connection with the preparation, execution, delivery, filing and recording of, and, upon the occurrence of an Event of Default, enforcement of compliance with, this Loan Agreement and the Related Documents and any other documents which may be delivered in connection with this Loan Agreement or the transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of the Lender and of counsel and any agents or consultants for the Lender, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Loan Agreement, and all reasonable costs and expenses (including counsel fees and expenses, including in connection with any appeal) in connection with the preparation and enforcement of this Loan Agreement, the Related Documents and such other documents as may be delivered in connection herewith or therewith.  In addition, the Company shall pay any and all stamps and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Loan Agreement, the Related Documents and such other documents, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 7.06.

Binding Effect.  This Loan Agreement shall become effective when it shall have been executed by the Company and the Lender and thereafter shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.  The Lender may, without cost or expense to the Company, assign or sell a participation in all or any part of, or any interest (undivided or divided) in, the Lender’s rights and benefits under this Loan Agreement to any financial institution.  To the extent of any assignment by the Lender, the assignee shall have the same rights and benefits against the Company hereunder as it would have had if such assignee were the Lender hereunder.

Section 7.07.

Severability.  Any provision of this Loan Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 7.08.

Headings.  Article and section headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose.

Section 7.09.

Prior Agreements Superseded.  This Loan Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Company and the Lender relating to the making of the Loan, including those contained in any commitment letter between the Lender and the Company executed in anticipation of the making of the Loan, except for any provisions in such commitment letter which by their express terms survive the making of the Loan.

Section 7.10.

Counterparts.  This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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Section 7.11.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Section 7.12.

Arbitration and Waiver of Jury Trial.   This Section 7.12 concerns the resolution of any controversies or claims between the Company and the Lender, whether arising in contract, tort or by statute, that arise out of or relate to: (i) this Loan Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Loan Agreement; (collectively a "Claim").

At the request of the Company or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act").  The Act will apply even though this Loan Agreement provides that it is governed by the law of a specified state.

Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the terms of this paragraph.  In the event of any inconsistency, the terms of this Section shall control.

The arbitration shall be administered by J.A.M.S. and conducted in West Palm Beach, Florida.  All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on J.A.M.S. under applicable J.A.M.S. rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Loan Agreement.

This paragraph does not limit the right of the Company or the Lender to: (i)  exercise self-help remedies, such as but not limited to, setoff; (ii)  initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii)  exercise any judicial or power of sale rights, or (iv)  act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this Loan Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This provision is a material inducement for the parties entering into this Loan Agreement.

No provision in this Loan Agreement or in the other Related Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions of this Loan Agreement or in any other Related Document for arbitration of any controversy or claim.

Section 7.13.

Termination of Security Agreement. The Security Agreement dated April 21, 2003 between the Company and the Lender is terminated.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

FLORIDA PUBLIC UTILITIES COMPANY

By:

Name: George M. Bachman

Title: CFO and Treasurer

By:

Name:  John English

Title:  CEO and President

BANK OF AMERICA, N.A.

By:

Name:

Steven J. Whittingslow

Title:

Senior Vice President

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